Exhibit 4.12


                              AMENDMENT NO. 2

                        Dated as of October 25, 1999

                                     to

                    MASTER LEASE AND SECURITY AGREEMENT

                                  between

                           Rite Aid Realty Corp.

                                    and

                              RAC Leasing LLC




      Amendment No. 2, dated as of October 25, 1999 ("Amendment No. 2"), between RAC Leasing LLC, a Wyoming limited liability company, as lessor ("Lessor"), and Rite Aid Realty Corp., a Delaware corporation, as lessee ("Lessee"), amending the Lease referred to below.

      WHEREAS, Lessor and Lessee have heretofore entered into a Master Lease and Security Agreement, dated as of March 19, 1998, (as amended by Amendment No. 1, dated as of June 22, 1998, the "Lease"); and

      WHEREAS, Lessor and Lessee wish to further amend the Lease as hereinafter provided;

      NOW, THEREFORE, Lessor and Lessee hereby agree as follows:

            Section 1.  Amendments to the Lease.

      (a) Appendix 2 to the Lease is hereby amended by deleting the reference to 0.125% in Paragraph (i) of Section (A) thereof and inserting in lieu thereof "0.450%".

      (b) Appendix 2 to the Lease is hereby further amended by deleting the tables set forth under the headings "Determination of Lessor Applicable Margin and Liquidity Applicable Margin" and "Determination of Lessor Commitment Fee and Liquidity Commitment Fee", respectively, and inserting in lieu thereof the following:


                         [TABLES OMITTED]


            Section 3. Representations and Warranties. The Lessee represents and warrants to the Liquidity Agent that:

            (a) The execution, delivery and performance of this Amendment No. 2 and any related documents executed in connection with this Amendment No. 2, including, without limitation, Amendment No. 2 to the Guaranty, dated as of the date hereof, from the Guarantor to the Lessor (the "Amendment to Guaranty") and any documents and certificates furnished pursuant hereto (collectively, the "Amendment Documents") and the performance of the Lease, as amended by the Amendment Documents, have been duly authorized by all necessary action of the Lessee. The Amendment Documents have been duly executed and delivered by the Lessee and each Amendment Document and the Lease, as amended by the Amendment
Documents, constitutes a legal, valid and binding obligation of the Lessee, enforceable according to its terms, subject, as to enforceability, to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

             (b) The representations and warranties made under Section 6.2 of the Lease are true and correct with the same force and effect as though made on and as of the date hereof and after giving effect to the Amendment Documents, except (i) to the extent that such representations and warranties expressly relate to an earlier date such representations and warranties were true and correct on and as of such earlier date and (ii) with respect to the representation set forth in Section 6.2(d) of the Lease, such representation is true and correct on and as of the date hereof as if made on and as of the date hereof except to the extent set forth in the Guarantor's 1999 Annual Report on Form 10-K for the fiscal year ended February 27, 1999; and

             (c) No Default or Event of Default has occurred and is continuing, or will result from the execution, delivery or performance of the Amendment Documents, the performance of the Lease, as amended by the Amendment Documents, or the consummation of the transactions contemplated hereby.

      Section 4. Conditions Precedent. As a condition precedent to the effectiveness of this Amendment No. 2, the Liquidity Agent shall have received the following items in form and substance satisfactory to it:

            (a) fully executed counterparts of (i) this Amendment No. 2;
(ii) Amendment to Guaranty and (iii) the Fee Agreement, dated as of the date hereof, between the Lessee and the Liquidity Agent (the "Fee
Agreement");

            (b) a fully executed counterpart of the PCS Pledge Agreement and the drugstore.com Pledge Agreement (as such terms are defined in the Credit Agreement) showing a lien for the benefit of the Collateral Agent and the Secured Parties under the Intercreditor Agreement.

            (c) any and all fees payable to the Lessor, the Liquidity Providers and the Liquidity Agent in connection with this Amendment No. 2, including, without limitation, the fees payable under the Fee Agreement, together with all costs and expenses incurred by the Liquidity Agent in connection with the preparation, execution and delivery of the Amendment Documents;

            (d) certificates from the Secretary of State of the State of Delaware evidencing the good standing each of the Lessee and the Guarantor;

            (e) a certificate from the Secretary or an Assistant Secretary of the Lessee certifying (i) as to the incumbency and signature of the officer of the Lessee to execute and deliver the Amendment Documents to which it is a party, (ii) that the charter and by-laws of the Lessee are in full force and effect and have not been amended or modified since the date last delivered to the Liquidity Agent, and (iii) that attached thereto is a true and complete copy of the resolutions of the Boards of Directors of the Lessee authorizing the execution, delivery and performance of the Amendment Documents, the performance of the Lease, as amended by the Amendment Documents, and the transactions contemplated thereby, together with a certification by another officer of the Lessee as to the incumbency and signature of such Secretary or Assistant Secretary;

            (f) a certificate from a Responsible Officer of the Lessee, certifying that, to the best knowledge of such officer, the representations and warranties contained in Section 6.2 of the Lease are true and correct on and as of the date of such certificate and after giving effect to the Amendment Documents and that no Default or Event of Default has occurred or is continuing or would result from the execution, delivery and performance of the Amendment Documents or the performance of the Lease, as amended by the Amendment Documents;

            (g) a legal opinion addressed to the Liquidity Agent from the outside or General Counsel to the Lessee and the Guarantor as to the due authorization, execution and binding effect of the Amendment Documents, and the Lease and the Guaranty, as amended by the Amendment Documents, in form and substance satisfactory to the Liquidity Agent and its counsel; and

            (h) Such other documents, instruments certificates and information as the Liquidity Agent on behalf of itself and/or the other Required Participants may request.

      Section 5. Counterparts. This Amendment No. 2 may be executed in several counterparts, each of which when executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute but one and the same Amendment No. 2.

      Section 6. Governing LaTHIS AMENDMENT NO. 2 SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      Section 7. Continuing EExcept as herein provided, all provisions, terms and conditions of the Lease shall remain in full force and effect. As amended hereby, the Lease is ratified and confirmed in all respects.



 [Remainder of this page left intentionally blank. Signatures begin on next page]




IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed as of the date first above written.


                                    RITE AID REALTY CORP.,
                                    as Lessee


                                    By:__________________________________
                                       Name:
                                       Title:

                                    RAC LEASING LLC, as Lessor
                                    By: The Diversified Group
                                    Incorporated,
                                    Manager



                                    By:__________________________________
                                       Name:
                                       Title: